Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-23671 on Form S-8 of Continental Materials Corporation of our reports dated June 29, 2006 relating to the consolidated financial statements and financial statement schedule as of December 31, 2005 and for the year then ended appearing in this Annual Report on Form 10-K of Continental Materials Corporation for the year ended December 31, 2005.

Deloitte & Touche LLP

Chicago, Illinois
June 29, 2006